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Filed Pursuant to Rule 424(b)(2)
Registration No. 333-194052

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

2.125% Senior Notes due 2019	$500,000,000	$64,400

3.000% Senior Notes due 2021	$500,000,000	$64,400

(1)    Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended, and previously transmitted to the Securities and Exchange Commission in connection with the securities offered from the registration statement (Registration Number: 333-194052) by means of this final prospectus supplement. The total registration fee due for this offering, which has been transmitted, is $128,800.

Prospectus Supplement
(To prospectus dated February 20, 2014)

XILINX, INC.

$500,000,000 2.125% Senior Notes due 2019
$500,000,000 3.000% Senior Notes due 2021

Interest payable March 15 and September 15

We are offering $500,000,000 aggregate principal amount of our 2.125% Senior Notes due 2019 (the "2019 notes") and $500,000,000 aggregate principal amount of our 3.000% Senior Notes due 2021 (the "2021 notes" and together with the 2019 notes, the "notes").

The 2019 notes will mature on March 15, 2019 and the 2021 notes will mature on March 15, 2021. The 2019 notes will bear interest at a rate of 2.125% per annum and the 2021 notes will bear interest at a rate of 3.000% per annum. We will pay interest semi-annually on the notes on March 15 and September 15 of each year, beginning September 15, 2014.

In the event of a change of control triggering event, as defined in this prospectus supplement, the holders may require us to purchase for cash all or a portion of their notes at a purchase price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any. We may redeem all or some of the notes at our option and from time to time at the redemption prices described under "Description of notes—Optional redemption" in this prospectus supplement.

The notes will be our unsecured senior obligations and will rank equally with all of our other existing and future unsecured senior indebtedness. The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes are not and will not be listed on any securities exchange or any automated quotation system.

The notes will not be guaranteed by any of our subsidiaries. The obligations to make payments of principal and interest on the notes are solely our obligations. Therefore, the notes will be structurally subordinated to any obligation of our subsidiaries that are not guarantors.

We have not applied, and do not intend to apply, for the listing of the notes on any exchange or automated dealer quotation system. Currently, there is no public market for the notes.

See "Risk factors" beginning on page S-7 of this prospectus supplement for a discussion of certain risks that you should consider in connection with an investment in the notes.

	Price to Public(1)	Underwriting Discount	Proceeds, Before Expenses, to Us(1)

Per 2019 note	99.477%	0.200%	99.277%
2019 notes total	$497,385,000	$1,000,000	$496,385,000
Per 2021 note	99.281%	0.200%	99.081%
2021 notes total	$496,405,000	$1,000,000	$495,405,000

Total	$993,790,000	$2,000,000	$991,790,000

(1)    Plus accrued interest, if any, from March 12, 2014, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriter expects that delivery of the notes will be made to investors through the book-entry delivery system of The Depositary Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, and Euroclear Bank, S.A./N.V., as operator for the Euroclear System, on or about March 12, 2014.

Sole Book-Running Manager

J.P. Morgan

Financial Advisor

J. Wood Capital Advisors

March 5, 2014

We have not, and the underwriter has not, authorized anyone to provide you any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the underwriter takes any responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. We are not, and the underwriter is not, making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information provided in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise indicated or required by the context, as used in this prospectus supplement, the terms "we," "our," "us," "the Company" and "Xilinx" refer to Xilinx, Inc. and its consolidated subsidiaries.

S-i

About this prospectus supplement

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about us and the securities we may offer from time to time under our shelf registration statement, some of which may not apply to this offering of the notes. If the description of the debt securities we may offer in the accompanying prospectus is different from the description of this offering of the notes in this prospectus supplement, you should rely on the information contained in this prospectus supplement.

You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus to which we have referred you, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and the additional information described under "Where you can find more information" and "Information incorporated by reference" in this prospectus supplement before deciding whether to invest in the notes offered by this prospectus supplement.

You should not consider any information in this prospectus supplement, the accompanying prospectus or any free writing prospectus to which we have referred you to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of any of the notes offered by this prospectus supplement.

Where you can find more information

We file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and information statements and amendments to reports filed or furnished pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Securities and Exchange Commission (the "SEC"). You may read and copy any materials we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-888-SEC-0330 for further information about the Public Reference Room. The SEC also maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. Copies of our periodic reports, current reports and proxy statements may be obtained, free of charge, on our website at www.xilinx.com. This reference to our Internet address is for informational purposes only and shall not, under any circumstances, be deemed to incorporate the information available at or through such Internet address into this prospectus supplement.

This prospectus supplement is part of a registration statement that we filed with the SEC, using a "shelf" registration process under the Securities Act of 1933, as amended (the "Securities Act"), relating to the securities to be offered. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to Xilinx and the notes offered by this prospectus supplement, reference is hereby made to the registration statement. The registration statement, including the exhibits thereto, may be inspected at the Public Reference Room maintained by the SEC at the address set forth above or may be obtained at the SEC's website set forth above. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

S-ii

 Information incorporated by reference

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents listed below:

•
Our Annual Report on Form 10-K for the fiscal year ended March 30, 2013, filed with the SEC on May 23, 2013 (including the portions of our Definitive Proxy Statement on Schedule 14A for our 2013 annual meeting of stockholders incorporated by reference therein);

•
Our Quarterly Reports on Form 10-Q for the fiscal quarters ended December 28, 2013, September 28, 2013 and June 29, 2013, filed with the SEC on January 30, 2014, October 28, 2013 and July 31, 2013, respectively; and

•
Our Current Reports on Form 8-K, filed with the SEC on February 11, 2014, December 23, 2013, September 5, 2013, August 19, 2013 and May 21, 2013.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement to the end of the offering of the notes. These documents may include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. However, we are not incorporating by reference any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any future current report on Form 8-K that we may file with the SEC.

Any statement made in this prospectus supplement, the accompanying prospectus or in a document incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may obtain copies of any of these filings through Xilinx as described below, through the SEC or through the SEC's Internet website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus supplement, by requesting them in writing or by telephone at:

Xilinx, Inc.
2100 Logic Drive
San Jose, California 95124
(408) 559-7778

S-iii

 Forward-looking statements

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein or therein, include forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements include all statements other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein. In some cases, you can identify forward-looking statements by terminology such as "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would," and similar expressions or expressions of the negative of these terms. Such statements are only predictions and, accordingly, are subject to substantial risks, uncertainties and assumptions.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements could be affected by the uncertainties and risk factors described throughout this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements.

Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including customer acceptance of our new products, global economic conditions, the health of our customers and the end markets in which they participate, our ability to forecast end customer demand, a high dependence on turns business, more customer volume discounts than expected, greater product mix changes than anticipated, fluctuations in manufacturing yields, our ability to deliver product in a timely manner, our ability to successfully manage production at multiple foundries, variability in wafer pricing, costs and liabilities associated with current and future litigation, and other risk factors incorporated by reference from our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended March 30, 2013 and our Quarterly Report on Form 10-Q for the period ended December 28, 2013.

This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would affect our business. In light of these factors, the forward-looking events and circumstances discussed in this prospectus supplement or the accompanying prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. These statements are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements.

Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. See "Where you can find more information" above.

S-iv

 Prospectus supplement summary

This summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether or not to invest in the notes. You should read this summary together with the more detailed information included elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, including our consolidated condensed financial statements and the related notes. You should carefully consider, among other things, the matters discussed in "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 30, 2013, as supplemented by our Quarterly Reports on Form 10-Q for the quarters ended June 29, 2013, September 28, 2013 and December 29, 2013 and in the documents that we subsequently file with the SEC.

 Xilinx, Inc.

We design, develop and market programmable devices and associated technologies, including advanced integrated circuits in the form of programmable logic devices ("PLDs"), software design tools and predefined system functions delivered as intellectual property. In addition to our programmable platforms, we provide design services, customer training, field engineering and technical support. Our PLDs include field programmable gate arrays, complex programmable logic devices and programmable System on Chips. These devices are standard products that our customers program to perform desired logic functions. Our products are designed to provide high integration and quick time-to-market for electronic equipment manufacturers in end markets such as wired and wireless communications, industrial, scientific and medical, aerospace and defense, consumer and automotive, audio, video and broadcast, and data processing. We sell our products globally through independent domestic and foreign distributors and through direct sales to original equipment manufacturers by a network of independent sales representative firms and by a direct sales management organization.

Xilinx was founded and incorporated in California in February 1984. In April 1990, the Company reincorporated in Delaware. Our corporate facilities and executive offices are located at 2100 Logic Drive, San Jose, California 95124, our phone number is (408) 559-7778 and our website is www.xilinx.com. Information contained in or accessible through our website is not part of or incorporated by reference into this prospectus supplement or the accompanying prospectus.

 The offering

The following is a brief summary of certain terms of this offering. For a more complete understanding of the notes, see the "Description of notes" section in this prospectus supplement and the "Description of Debt Securities" section in the accompanying prospectus.

Issuer	Xilinx, Inc.
Notes offered	$500,000,000 aggregate principal amount of our 2.125% Senior Notes due 2019 and $500,000,000 aggregate principal amount of our 3.000% Senior Notes due 2021.
Maturity date	The 2019 notes will mature on March 15, 2019 and the 2021 notes will mature on March 15, 2021.
Interest rate	The 2019 notes will bear interest from March 12, 2014 at the rate of 2.125% per annum. The 2021 notes will bear interest from March 12, 2014 at the rate of 3.000% per annum.
Interest payment dates	March 15 and September 15 of each year, beginning on September 15, 2014.
Ranking	The notes will:
• rank senior in right of payment to all of our existing and future obligations that are by their terms expressly subordinated or junior in right of payment to the notes;
• rank equal in right of payment to all our existing and future senior unsecured obligations; and

•

be effectively subordinated in right of payment to all of our subsidiaries' existing and future indebtedness and other obligations (including secured and unsecured obligations) and subordinated in right of payment to our existing and future secured indebtedness and other obligations to the extent of the value of the assets securing such indebtedness and other obligations.

As of December 28, 2013:
• we had a $250 million senior unsecured revolving credit facility, under which there has been no borrowing;

•

we had $600 million principal amount of senior unsecured indebtedness and $690 million principal amount of junior unsecured indebtedness outstanding, respectively (excluding intercompany liabilities and liabilities of a type not required to be reflected on a balance sheet in accordance with GAAP);

• we had no secured indebtedness outstanding; and

•

our subsidiaries had no indebtedness and approximately $172.6 million of other liabilities outstanding (excluding intercompany liabilities and liabilities of a type not required to be recorded on a balance sheet in accordance with GAAP).

Change of control triggering event
In the event of a change of control triggering event, as defined in this prospectus supplement, each holder may require us to purchase for cash all or a portion of such holder's notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase. See "Description of notes—Purchase of notes upon a change of control triggering event."
Optional redemption
We may redeem the 2019 notes or the 2021 notes, in each case, at any time in whole or in part, at the redemption prices described in this prospectus supplement. See "Description of notes—Optional redemption."
Certain covenants	The indenture governing the notes will, among other things, limit our ability to:
• create liens on certain assets to secure debt;
• enter into certain sale and lease-back transactions; and
• consolidate, merge, sell or otherwise dispose of all or substantially all of our assets.
See "Description of notes—Certain covenants" in this prospectus supplement and "Description of senior debt securities" in the accompanying prospectus
Use of proceeds
We intend to use the net proceeds of this offering, after deducting the underwriting discount and offering expenses, to pay a substantial portion of the redemption and/or conversion price of our 3.125% Junior Subordinated Convertible Debentures due 2037 which will be redeemed by us on March 17, 2014, unless converted prior to that date. We expect to pay an aggregate conversion price in cash of approximately $1.10 billion (based on fair value as of December 28, 2013) if all of such debentures are converted prior to the redemption date. See "Use of proceeds."
DTC eligibility
The notes will be issued in fully registered book-entry form and will be represented by permanent global notes without coupons. Global notes will be deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company ("DTC") in New York, New York. Investors may elect to hold interests in the global notes through DTC and its direct or indirect participants as described in this prospectus supplement under "Description of notes—Book-entry delivery and form."

Further issues	We may, without notice to or the consent of the holders or beneficial owners of the notes, create and issue additional notes having the same ranking, interest rate, maturity and other terms as either series of notes. Any additional notes having similar terms, together with the applicable series of notes, would be considered part of the same series under the indenture, provided that if such additional debt securities are not fungible with the initial debt securities of such series offered hereby for U.S. federal income tax purposes, such additional debt securities will have a separate CUSIP number.
Trading	The notes will not be listed on any securities exchange or included in any automated quotation system. The notes will be new securities for which there is currently no public market.
Form and denomination	The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Risk factors	You should refer to the section entitled "Risk factors," beginning on page S-7 of this prospectus supplement, for a discussion of certain risks involved in investing in the notes.

For additional information regarding the notes, see the "Description of notes" section in this prospectus supplement and the "Description of Debt Securities" section in the accompanying prospectus.

 Summary consolidated financial data

The following table presents our summary consolidated financial data as of and for the periods indicated. The consolidated statements of income for the fiscal years ended March 30, 2013, March 31, 2012 and April 2, 2011 and the balance sheet data as of March 30, 2013 and March 31, 2012 have been derived from the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 30, 2013 filed with the SEC, which is incorporated herein by reference. The balance sheet data as of April 2, 2011 have been derived from our audited consolidated financial statements, which are not incorporated by reference herein. The consolidated statements of income for each of the nine-month periods ended December 28, 2013 and December 29, 2012 and the consolidated balance sheet data as of December 28, 2013 and December 29, 2012 have been derived from the unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the period ended December 28, 2013 filed with the Commission, which is incorporated herein by reference. In the opinion of management, our unaudited summary consolidated financial data reflect all adjustments of a normal recurring nature necessary for a fair statement of such financial data. In the opinion of management, our interim financial statements have been prepared on the same basis as our audited consolidated financial statements. Interim results are not necessarily indicative of results of operations for the full year. You should read the following table in conjunction with our audited consolidated financial statements and related notes in our Annual Report on Form 10-K for the fiscal year ended March 30, 2013 and our unaudited consolidated financial statements and related notes in our Quarterly Report on Form 10-Q for the period ended December 28, 2013.

	Nine months ended		Years ended
(dollars in thousands, except per share amounts)	December 28, 2013	December 29, 2012	March 30, 2013	March 31, 2012	April 2, 2011

Consolidated statements of income data
Net revenues	$1,764,708	$1,636,484	$2,168,652	$2,240,736	$2,369,445
Cost of revenues	543,308	556,617	737,206	786,078	819,558
Gross margin	1,221,400	1,079,867	1,431,446	1,454,658	1,549,887
Operating expenses:
Research and development	364,635	364,389	475,522	435,276	392,482
Selling, general and administrative	280,520	274,952	365,684	365,272	350,626
Amortization of acquisition-related intangibles	7,425	7,021	9,508	7,568	1,034
Restructuring charges	-	-	-	3,369	10,346
Litigation and contingencies	9,410	-	-	15,400	-
Total operating expenses	661,990	646,362	850,714	826,885	754,488
Operating income	559,410	433,505	580,732	627,773	795,399
Interest and other expense, net	25,734	24,824	33,726	30,722	24,319
Income before income taxes	533,676	408,681	547,006	597,051	771,080
Provision for income taxes	59,315	51,765	59,470	66,972	129,205
Net income	474,361	356,916	487,536	530,079	641,875
Net income per common share:
Basic	1.78	1.36	1.86	2.01	2.43
Diluted	1.66	1.31	1.79	1.95	2.39
Shares used in per share calculations:
Basic	266,068	261,723	261,652	263,783	264,094
Diluted	285,380	271,861	272,573	272,157	268,061

Consolidated balance sheet data
Total assets	$5,001,801	$4,612,907	$4,729,451	$4,464,122	$4,140,850
Convertible debentures(1)(2)	934,392	918,883	922,666	906,569	890,980
Other long-term liabilities	2,481	19,600	3,680	29,568	17,817
Total stockholders' equity	2,921,728	2,816,125	2,963,296	2,707,685	2,414,617

(1)   Amounts shown reflect the application of Accounting Standards Codification, ASC 470-20, "Debt with Conversion and Other Options" ("ASC 470-20"), which requires issuers to separately account for the debt and equity components of convertible liability instruments with cash settlements. See Note 13 to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended March 30, 2013 and Note 10 to the Notes to Condensed Consolidated Financial Statements in our Quarterly Report on Form 10-Q for the period ended December 28, 2013.

(2)  As of December 28, 2013, each of our 2.625% Convertible Senior Notes due 2017 and our 3.125% Junior Subordinated Convertible Debentures due 2037 were classified as a current liability on the Company's condensed consolidated balance sheet because a condition to conversion had been met as of December 28, 2013. All of the outstanding 3.125% Junior Subordinated Convertible Debentures due 2037 will be redeemed on March 17, 2014, unless converted prior to that date. We expect to pay an aggregate conversion price in cash of approximately $1.10 billion (based on fair value as of December 28, 2013) if all of such debentures are converted prior to the redemption date. See "Use of proceeds."

Risk factors

An investment in the notes involves certain risks. You should carefully consider the risk factors described under "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 30, 2013, as supplemented by our Quarterly Reports on Form 10-Q for the quarters ended June 29, 2013, September 28, 2013 and December 29, 2013, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Additional risks and uncertainties not now known to us or that we now deem immaterial may also adversely affect our business or financial performance. Our business, financial condition, results of operations or cash flows could be materially adversely affected by any of these risks. The market or trading price of the notes could decline due to any of these risks or other factors, and you may lose all or part of your investment.

In addition to the risks relating to us described in our reports described above and any subsequent filings we make with the SEC that are deemed to be incorporated by reference herein, the following are additional risks relating to an investment in the notes.

The notes are structurally subordinated, which may affect your ability to receive payments on the notes.

The notes are obligations exclusively of Xilinx, Inc. We currently conduct a significant portion of our operations through our subsidiaries and our subsidiaries have liabilities in connection with these operations. In addition, we intend to conduct additional operations through our subsidiaries in the future and, accordingly, our subsidiaries' liabilities will likely increase. Therefore, our cash flow and our ability to service our debt, including the notes, partially depends upon the earnings of our subsidiaries, and we depend on the distribution of earnings, loans or other payments by those subsidiaries to us.

Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the notes or, subject to existing or future contractual obligations between us and our subsidiaries, to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions and taxes on distributions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries' earnings and business considerations.

Our right to receive any assets of any of our subsidiaries upon liquidation or reorganization, and, as a result, the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors and preferred stockholders, if any. As of December 28, 2013, our subsidiaries had no indebtedness and approximately $172.6 million of other liabilities outstanding (excluding intercompany liabilities and liabilities of a type not required to be recorded on a balance sheet in accordance with GAAP). The notes do not restrict the ability of our subsidiaries to incur additional liabilities. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to indebtedness held by us.

The notes are subject to prior claims of any secured creditors, and if a default occurs, we may not have sufficient funds to fulfill our obligations under the notes.

The notes are our senior unsecured general obligations, ranking equally with all of our other existing and future senior unsecured indebtedness. The indenture governing the notes permits us and our subsidiaries to incur secured debt under specified circumstances. If we incur any secured debt, all or a portion of our assets and the assets of our subsidiaries will be subject to prior claims by our secured creditors. In the event of our bankruptcy, liquidation, reorganization, dissolution or other winding up, assets that secure debt will be available to pay obligations on the notes only after all debt secured by those assets has been repaid in full. Holders of the notes will participate in our remaining assets ratably with all of our other unsecured and senior creditors, including our trade creditors.

As of December 28, 2013, we had no secured indebtedness outstanding.

We may still be able to incur substantially more indebtedness.

We may be able to incur substantial indebtedness in the future. The terms of the indenture governing the notes will not prohibit us from doing so. If we incur any additional indebtedness that ranks equally with the notes, the holders of that indebtedness will be entitled to share ratably with the holders of the notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of our company.

We may not be able to purchase all of the notes upon a change of control triggering event, which would result in a default under the notes.

We will be required to offer to purchase the notes upon the occurrence of a change of control triggering event as provided in the indenture governing the notes. However, we may not have sufficient funds to purchase the notes in cash at the time of any change of control triggering event. In addition, our ability to purchase the notes for cash may be limited by law or the terms or other agreements relating to our indebtedness outstanding at the time. Accordingly, we may not be able to satisfy our obligations to purchase your notes unless we are able to refinance or obtain consents from the holders of such indebtedness. Our failure to purchase your notes upon a change of control triggering event would be an event of default under the indenture and could cause a cross-default or acceleration under certain agreements governing our other indebtedness, if any.

The limited covenants in the indenture for the notes and the terms of the notes do not provide protection against some types of important corporate events and may not protect your investment.

The indenture for the notes does not:

•
require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•
limit our subsidiaries' ability to incur indebtedness, which could effectively rank senior to the notes;

•
limit our ability to incur substantial secured indebtedness that would effectively rank senior to the notes to the extent of the value of the assets securing the indebtedness;

•
limit our ability to incur indebtedness that is equal in right of payment to the notes;

•
restrict our subsidiaries' ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries;

•
restrict our ability to repurchase or prepay our securities; or

•
restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.

Furthermore, the indenture for the notes contains only limited protections in the event of a change in control. We could engage in many types of transactions, such as certain acquisitions, refinancings or recapitalizations, that could substantially affect our capital structure and the value of the notes. For these reasons, you should not consider the covenants in the indenture as a significant factor in evaluating whether to invest in the notes.

Illiquidity and an absence of a public market for the notes could cause purchasers of the notes to be unable to resell the notes.

The notes constitute a new issue of securities for which there is no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. An active trading market for the notes may not develop or, if such market develops, it could be very illiquid.

Holders of the notes may experience difficulty in reselling, or an inability to resell, the notes. If no active trading market develops, the market price and liquidity of the notes may be adversely affected, and you may not be able to resell your notes at their fair market value, at the initial offering price or at all. If a market for the notes develops, any such market may be discontinued at any time. If a trading market develops for the notes, future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, our operating results, the liquidity of the issue, the market for similar securities and other factors, including our financial condition and prospects and the financial condition and prospects of our industry.

A downgrade of our credit ratings could adversely impact your investment in the notes.

We are subject to periodic review by independent credit rating agencies. Increases in the level of our outstanding indebtedness, repurchases of our equity by us, or other events could cause the rating agencies to downgrade, place on negative watch or change their outlook on our debt credit rating generally and the ratings on the notes in particular, which could adversely impact the trading prices for, or the liquidity of, the notes. Any such downgrade, placement on negative watch or change in outlook could also adversely affect our cost of borrowing, limit our access to the capital markets or result in more restrictive covenants in future debt agreements.

The credit ratings assigned to the notes may not reflect all risks of an investment in the notes.

The credit ratings assigned to the notes reflect the rating agencies' assessments of our ability to make payments on the notes when due. Consequently, actual or anticipated changes in these credit ratings will generally affect the market value of the notes. These credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors related to the value of the notes.

The negative covenants in the indenture that govern the notes may have a limited effect.

The indenture governing the notes contains covenants limiting our ability and our subsidiaries' ability to create certain liens on principal property or the capital stock of certain subsidiaries, enter into certain sale and leaseback transactions with respect to principal property, and consolidate or merge with, or convey, transfer or lease all or substantially all our assets, taken as a whole, to, another person. The covenants limiting liens and sale and leaseback transactions contain exceptions that will allow us and our subsidiaries to incur liens with respect to material assets. See "Description of notes—Certain covenants" in this prospectus supplement. In light of these exceptions and other factors described above, holders of the notes may be structurally or contractually subordinated to new lenders.

You may not be able to determine when a change of control triggering event has occurred and you may not be able to require us to purchase notes as a result of a change in the composition of the directors on our board.

The definition of change of control, which is a condition precedent to a change of control triggering event, includes a phrase relating to the sale, lease or transfer of "all or substantially all" of our assets. There is no precisely established definition of the phrase "substantially all" under applicable law. Accordingly, your ability to require us to repurchase your notes as a result of a sale, lease or transfer of less than all of our assets to another individual, group or entity may be uncertain.

In addition, a Delaware Chancery Court decision found that incumbent directors are permitted to approve as a continuing director any person, including one nominated by a dissident stockholder and not recommended by the board, as long as the approval is granted in good faith and in accordance with the board's fiduciary duties. Accordingly, you may not be able to require us to purchase your notes as a result of a change in the composition of the directors on our board unless a court were to find that such approval was not granted in good faith or violated the board's fiduciary duties. The court also observed that certain provisions in an indenture, such as continuing director provisions, could function to entrench an incumbent board of directors and could raise enforcement concerns if adopted in violation of a board's fiduciary duties. If such a provision was found unenforceable, you would not be able to require us to purchase your notes upon a change of control resulting from a change in the composition of our board.

Use of proceeds

We estimate that the net proceeds from this offering will be approximately $990.3 million, after deducting the underwriting discount and estimated out-of-pocket offering expenses. We intend to use the net proceeds of this offering to pay a substantial portion of the redemption and/or conversion price of our 3.125% Junior Subordinated Convertible Debentures due 2037 which will be redeemed by us on March 17, 2014. We expect to pay an aggregate conversion price in cash of approximately $1.10 billion (based on fair value as of December 28, 2013) if all of such debentures are converted prior to the redemption date.

Capitalization

The following table sets forth our capitalization as of December 28, 2013:

•
on an actual basis; and

•
on an as adjusted basis to reflect (1) the sale of the notes, after deducting underwriting discounts and commissions and estimated offering expenses; and (2) the redemption or conversion of our 3.125% Junior Subordinated Convertible Debentures due 2037, excluding income tax effects.

You should read this table in conjunction with "Use of proceeds" as well as our "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements, including the related notes, incorporated by reference into this prospectus supplement from our Annual Report on Form 10-K for the fiscal year ended March 30, 2013 and our Quarterly Report on Form 10-Q for the period ended December 28, 2013.

	December 28, 2013
(dollars in millions, except fair value amounts)	Actual	As adjusted

Debt:
2.625% Convertible Senior Notes due 2017(1)(2)	$562	$562
3.125% Junior Subordinated Convertible Debentures due 2037(1)(2)	372	—
2.125% Senior Notes due 2019	—	500
3.000% Senior Notes due 2021	—	500

Total debt	$934	$1,562

Stockholders' equity:
Temporary equity	$355	$38
Total stockholders' equity	$2,922	$2,526

Total capitalization	$4,211	$4,126

(1)    Amounts shown reflect the application of Accounting Standards Codification, ASC 470-20, "Debt with Conversion and Other Options" ("ASC 470-20"), which requires issuers to separately account for the debt and equity components of convertible liability instruments with cash settlements. See Note 10 to the Notes to Condensed Consolidated Financial Statements in our Quarterly Report on Form 10-Q for the period ended December 28, 2013.

(2)    As of December 28, 2013, each of the 2.625% Convertible Senior Notes due 2017 and the 3.125% Junior Subordinated Convertible Debentures due 2037 were classified as a current liability on the Company's condensed consolidated balance sheet because a condition to conversion had been met as of December 28, 2013. All of the outstanding 3.125% Junior Subordinated Convertible Debentures due 2037 will be redeemed on March 17, 2014, unless converted prior to that date. We expect to pay an aggregate conversion price in cash of approximately $1.10 billion (based on fair value as of December 28, 2013) in connection with the redemption and/or conversion of such debentures. See "Use of proceeds."

Description of notes

The following description is only a summary of the material terms of the notes offered hereby and does not purport to be complete. The notes will be issued under and governed by an indenture, dated as of June 14, 2007, as supplemented by a supplemental indenture to be dated as of March 12, 2014 (as so supplemented, the "indenture"), between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the "trustee"). The following description of certain material terms of the notes offered hereby does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the indenture, including definitions therein of certain terms.

As used in the following description, the terms "Xilinx," "we," "our" and "us" refer to Xilinx, Inc., a Delaware corporation, and not any of its subsidiaries, unless the context requires otherwise.

We urge you to read the indenture (including definitions of terms used therein) because it, and not this description, defines your rights as a beneficial holder of the notes. A form of the indenture has been filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. You may also request copies of the indenture from us at our address set forth under "Where you can find more information" in the accompanying prospectus.

General

The notes will be our senior unsecured obligations issued under the indenture. The trustee will also act as registrar, paying agent and authenticating agent and perform administrative duties for us, such as sending out interest payments and notices under the indenture.

The 2019 notes will initially be limited to $500 million aggregate principal amount and will mature on March 15, 2019. The 2021 notes will initially be limited to $500 million aggregate principal amount and will mature on March 15, 2021. The notes will be issued only in fully registered form without coupons, in minimum denominations of $2,000 with integral multiples of $1,000 thereof. The notes are senior unsecured obligations of Xilinx and will rank equal in right of payment with all of our other existing and future senior unsecured indebtedness. The notes will rank senior in right of payment to all of our existing and future indebtedness that by its terms is expressly subordinated or junior in right of payment to the notes, and effectively subordinated in right of payment to our existing and future secured obligations to the extent of the assets securing such obligations. As of December 28, 2013, we and our subsidiaries had total consolidated indebtedness of $1.29 billion, and had no secured indebtedness outstanding. The notes will not be guaranteed by any of our subsidiaries and thus will rank effectively subordinated in right of payment to all existing or future indebtedness or other liabilities, including trade payables, of our subsidiaries. As of December 28, 2013, our subsidiaries had no indebtedness and approximately $172.6 million of other liabilities outstanding (excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet in accordance with GAAP). However, as discussed below, the indenture for the notes does not restrict us or our subsidiaries from incurring any additional indebtedness. The notes are not subject to, and do not have the benefit of, any sinking fund.

The 2019 notes will bear interest at a fixed rate per year of 2.125% and the 2021 notes will bear interest at a fixed rate per year of 3.000%, in each case from March 12, 2014 to, but excluding, the maturity date of the applicable series of notes. Interest on the notes will be payable semi-annually in arrears on March 15 and September 15 of each year, starting on September 15, 2014. All payments of interest on the notes will be made to the persons in whose names the notes are registered on the March 1 or September 1 next preceding the applicable interest payment date.

Interest on the notes will be calculated on the basis of a 360-day year comprised of twelve 30-day months. All dollar amounts resulting from this calculation will be rounded to the nearest cent.

The notes will initially be evidenced by one or more global notes deposited with a custodian for, and registered in the name of Cede & Co, as nominee of DTC. Except as described herein, beneficial interests in the global notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants. We do not intend to list the notes on any national securities exchange or include the notes in any automated quotation systems.

Payments of principal of and interest on the notes issued in book-entry form will be made as described below under "—Book-entry delivery and form—Depositary procedures." Payments of principal of and interest on the notes issued in definitive form, if any, will be made as described below under "—Book-entry delivery and form—Payment and paying agents."

Interest payable on any interest payment date or the maturity date shall be the amount of interest accrued from, and including, the next preceding interest payment date in respect of which interest has been paid or duly provided for (or from and including the issue date, if no interest has been paid or duly provided for with respect to the notes) to, but excluding, such interest payment date or maturity date, as the case may be. If an interest payment date or the maturity date falls on a day that is not a Business Day (as defined below), the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date the payment was due. No interest will accrue on such payment for the period from and after such interest payment date or the maturity date, as the case may be, to the date of such payment on the next succeeding Business Day.

We may, without notice to or consent of the holders or beneficial owners of the notes, issue additional notes having the same ranking, interest rate, maturity and/or other terms as either series of notes offered hereby. Any such additional notes issued could be considered part of the same series of notes under the indenture as the applicable series of notes offered hereby, provided that if the additional notes are not fungible with the notes for United States federal income tax purposes, the additional notes will have a separate CUSIP number.

The indenture does not contain any provisions that would limit our ability to incur additional unsecured indebtedness or require the maintenance of financial ratios or specified levels of net worth or liquidity.

Optional redemption

General

Either series of notes may be redeemed or purchased in whole or in part at our option at any time or from time to time prior to maturity at a redemption price equal to the greater of: (1) 100% of the aggregate principal amount of the notes to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments of the notes to be redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 12.5 basis points in the case of the 2019 notes and plus 15 basis points in the case of the 2021 notes, plus accrued and unpaid interest thereon to, but excluding, the redemption date, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

"Business Day" means, unless otherwise provided for a particular series of notes, any day except a Saturday, Sunday or a legal holiday in The City of New York on which banking institutions are authorized or required by law, regulation or executive order to close.

"Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes to be redeemed.

"Comparable Treasury Price" means, with respect to any redemption date (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, (2) if the Independent Investment Banker obtains fewer than four Reference Treasury Dealer Quotations, the average of all of such quotations or (3) if only one Reference Treasury Dealer Quotation is received, such quotation.

"Independent Investment Banker" means one of the Reference Treasury Dealers appointed by us.

"Reference Treasury Dealer" means (a) J.P. Morgan Securities LLC (or one of its affiliates that is a primary U.S. Government securities dealer) and its respective successors; provided, however, that if the foregoing ceases to be a primary U.S. Government securities dealer, we will substitute another primary U.S. Government securities dealer, and (b) three other nationally recognized investment banking firms selected by us that are primary U.S. Government securities dealers.

"Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and ask prices for the Comparable Treasury Issue (expressed as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

"Remaining Scheduled Payments" means, with respect to each note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that if such redemption date is not an interest payment date with respect to such note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

"Treasury Rate" means, for any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis), computed as of the third Business Day immediately preceding that redemption date, of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Business Day.

Except as described above, the notes will not be redeemable by us prior to maturity.

Selection and notice of redemption

The notice of redemption will state the amount of notes to be redeemed and the redemption date. At our request, the trustee shall give the notice of redemption in our name. In the event that we choose to redeem less than all of the notes, selection of the notes for redemption will be made by the trustee by such method as the trustee shall deem fair and appropriate; provided, that if the bonds are in book-entry only form, interests in such bonds shall be selected for redemption by DTC in accordance with its standard procedures therefor.

No notes of a principal amount of $2,000 or less shall be redeemed in part. Notice of redemption will be sent by first-class mail at least 30 but not more than 60 days before the redemption date to each registered holder of notes to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption. Additionally, at any time, we may repurchase notes in the open market and may hold such notes or surrender such notes to the trustee for cancellation.

Purchase of notes upon a change of control triggering event

Upon the occurrence of a Change of Control Triggering Event, unless we have exercised our option to redeem the respective series of notes as described above under "—Optional redemption," each holder of notes will have the right to require that we purchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such holder's notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (the "Change of Control Payment"), subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following the date upon which the Change of Control Triggering Event occurred or, at our option, prior to any Change of Control but after public announcement of the transaction that constitutes or may constitute the Change of Control, we must send a notice to each holder of notes, with a copy to the trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date of such notice or, if the notice is delivered prior to the Change of Control, no earlier than 30 days and no later than 60 days from the date on which the Change of Control Triggering Event occurs, other than as may be required by law (the "Change of Control Payment Date"). The notice will, if mailed prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date. Holders of definitive notes electing to have a note purchased pursuant to a Change of Control Offer will be required to surrender the note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the note completed, to the paying agent at the address specified in the notice, or holders of global notes must transfer their notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

Our ability to pay cash to the holders of notes following the occurrence of a Change of Control Triggering Event may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required purchases. In addition, even if we have sufficient funds, we may be prohibited from repurchasing the notes under the terms of our future debt instruments, although such failure to repurchase the notes would constitute an event of default under the indenture.

We will not be required to make a Change of Control Offer if a third party makes such an offer in the manner and at the times required and otherwise in compliance with the requirements for such an offer made by us, and such third party purchases all notes properly tendered and not withdrawn under its offer. In addition, we will not repurchase any notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

We will comply with any applicable requirements of Rule 14e-1 under the Exchange Act, and any other applicable requirements of securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of notes pursuant to a Change of Control Offer.

To the extent that the provisions of any such securities laws or regulations are applicable and conflict with the "Change of Control Triggering Event" provisions of the indenture, we will comply with those securities laws and regulations and shall not be deemed to have breached our obligations under the "Change of Control Triggering Event" provisions of the indenture by virtue of any such conflict.

"Capital Stock" means:

  (1)
  in the case of a corporation, any and all shares, interests, participations, rights or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such person;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated and whether or not voting) of such person; and

  (3)
  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited).

"Change of Control" means the occurrence of any one or more of the following events:

  (1)
  the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than to us or one or more of our direct or indirect subsidiaries;

  (2)
  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" of related persons (as such terms are used in Section 13(d)(3) of the Exchange Act) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority of the total voting power of our Voting Stock; provided, however, that a person shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act;

  (3)
  we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of any surviving person immediately after giving effect to such transaction;

  (4)
  the first day on which the majority of the members of our board of directors cease to be Continuing Directors; or

  (5)
  the adoption by our board of directors or our stockholders of a plan relating to our liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (i) we become a direct or indirect wholly-owned subsidiary of a holding company and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same, and in substantially the same proportion, as the holders of our Voting Stock immediately prior to that transaction.

"Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Event.

"Continuing Director" means, as of any date of determination, any member of our board of directors who:

  (1)
  was a member of our board of directors on the date of the supplemental indenture to be dated March 12, 2014 relating to the notes; or

  (2)
  was nominated for election, elected or appointed to our board of directors with the approval of a majority of the Continuing Directors who were members of our board of directors at the time of such nomination, election or appointment (either by specific vote or by approval by our board of directors in our proxy statement in which such member was named as a nominee for election as a director without objection by our board of directors to such nomination).

Under a Delaware Chancery Court interpretation of the foregoing definition of "Continuing Director", a board of directors may approve, for purposes of such definition, a slate of stockholder-nominated directors without endorsing them, or while simultaneously recommending and endorsing its own slate instead. The foregoing interpretation would permit our board to approve a slate of directors that included a majority of dissident directors nominated pursuant to a proxy contest, and the ultimate election of such dissident slate would not constitute a "Change of Control Triggering Event" that would trigger your right to require us to repurchase your notes as described above.

"Investment Grade" means a rating of Baa3 or better by Moody's (or its equivalent under any successor rating category of Moody's) and an equivalent rating of another "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) of the Exchange Act, if such other organization shall provide a rating of the notes, or, if applicable, the equivalent investment grade credit rating from any Substitute Rating Agency.

"Moody's" means Moody's Investors Service, Inc., a subsidiary of Moody's Corporation, and its successors.

"Rating Agency" means Moody's and any other "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) of the Exchange Act if such other organization shall provide a rating of the notes, and if either of Moody's or such other organization that provides a rating of the notes ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a Substitute Rating Agency in lieu thereof.

"Rating Event" means the notes cease to be rated Investment Grade by (i) each Rating Agency, if Moody's and one or more other Rating Agencies provides a rating of the notes or (ii) Moody's, if no other Rating Agency provides a rating of the notes, on any day during the period (the "Trigger Period") commencing on the earlier of (a) the first public notice of the occurrence of a Change of Control or (b) the public announcement by us of our intention to effect a Change of Control, and ending 60 days following consummation of such Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for a possible rating downgrade by any of the Rating Agencies on such 60th day, such extension to last with respect to each such Rating Agency until the date on which such Rating Agency considering such possible downgrade either (x) rates the notes below

Investment Grade or (y) publicly announces that it is no longer considering the notes for possible downgrade, provided that no such extension will occur if on such 60th day the notes are rated Investment Grade by at least one of such Rating Agencies in question and are not subject to review for possible downgrade by such Rating Agency). If Moody's and one or more other Rating Agencies have provided a rating of the notes, and any of such Rating Agencies is not providing a rating of the notes on any day during the Trigger Period for any reason, the rating of such Rating Agency shall be deemed to have ceased to be rated Investment Grade during the Trigger Period.

"Substitute Rating Agency" means a "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) of the Exchange Act, selected by us (as certified by a resolution of our board of directors or a committee thereof) as a replacement agency for Moody's or another Rating Agency that provides a rating of the notes.

"Voting Stock" of any specified person as of any date means the Capital Stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of our assets and the assets of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another person or group may be uncertain.

Certain covenants

The indenture will contain the following covenants:

Limitation on liens

We will not (nor will we permit any Restricted Subsidiary to) issue, incur, create, assume or guarantee any Secured Debt without securing the notes equally and ratably with or prior to that Secured Debt unless the total amount of all Secured Debt and Attributable Debt (other than Permitted Reinvested Attributable Debt) with which the notes are not at least equally and ratably secured would not exceed the greater of $400 million or 15% of our Consolidated Net Tangible Assets.

Limitation on sale and lease-back transactions

Subject to the following paragraph of this section, we will not (nor will we permit any Restricted Subsidiary to) enter into any lease with a term longer than three years covering any of our or any Restricted Subsidiary's Principal Property that is sold to any other person in connection with that lease unless an amount equal to the net proceeds from the sale is applied within 270 days of such sale to the retirement of our or any Restricted Subsidiary's debt that is at least pari passu with the notes (including, for avoidance of doubt, the notes) or the purchase or development of Principal Property.

However, we or our Restricted Subsidiaries may enter into a sale and lease-back transaction with respect to Principal Property without being required to apply the net proceeds as required by the foregoing paragraph if the sum of the following amounts would not exceed the greater of $400 million or 15% of our Consolidated Net Tangible Assets:

  a)
  the Attributable Debt (other than Permitted Reinvested Attributable Debt) with respect to all such sale and lease-back transactions entered into after the date of issuance of the notes; and

  b)
  the total amount of Secured Debt.

Certain definitions

As used in this section, the following terms have the meanings set forth below.

"Attributable Debt" with regard to a sale and lease-back transaction of Principal Property means the lesser of:

  (1)
  the fair market value of such Principal Property as determined in good faith by our board of directors; or

  (2)
  discounted present value (discounted at a rate per annum equal to the average interest borne by all outstanding debt securities issued under the indenture (which may include debt securities in addition to the notes) determined on a weighted average basis and compounded semi-annually) of all net rentals under the lease.

"Consolidated Net Tangible Assets" means, at any date on which we effect a transaction requiring such Consolidated Net Tangible Assets to be measured hereunder, the total assets (less applicable reserves) appearing on our most recent consolidated balance sheet, prepared in accordance with GAAP, after deducting:

  (1)
  total current liabilities, excluding notes and loans payable, current maturities of long-term indebtedness, and current maturities of capital leases; and

  (2)
  intangible assets, to the extent included in total assets.

"GAAP" means generally accepted accounting principles in the United States as in effect from time to time, including without limitation, those set forth in the Accounting Standards Codification of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.

"Indebtedness" of any specified person means, without duplication, any indebtedness in respect of borrowed money or that is evidenced by bonds, notes, debentures or similar instruments.

"Lien" means a mortgage, security interest, pledge, lien, charge or other encumbrance of any kind (including any conditional sale or other title retention agreement and any agreement to give any security interest).

"Permitted Reinvested Attributable Debt" means any Attributable Debt arising from a sale and lease-back transaction with respect to which the net proceeds from the sale are applied in accordance with the first paragraph under "—Sale and lease-back transactions."

"Principal Property" means the land, improvements, buildings, fixtures and equipment (including any leasehold interest therein) owned by us or a Restricted Subsidiary located in the United States that constitutes our principal corporate office, any manufacturing plant or any manufacturing facility and that has a gross book value (including related land, machinery and equipment without deduction of any depreciation reserves) of not less than 0.75% of our Consolidated Net Tangible Assets as of the determination date. Principal Property does not include any Property that our board of directors has determined in good faith not to be of material importance to the business conducted by us and our subsidiaries, taken as a whole.

"Property" means any property or asset, whether real, personal or mixed, or tangible or intangible, including shares of capital stock.

"Restricted Subsidiary" means any subsidiary that owns any Principal Property other than:

  (1)
  any subsidiary primarily engaged in financing receivables or in the finance business; or

  (2)
  any of our less than 80%-owned subsidiaries if the common stock of such subsidiary is traded on any national securities exchange or quoted on the Nasdaq Global Market or on the over-the-counter markets.

"Secured Debt" means any of our Indebtedness or any Indebtedness of a Restricted Subsidiary, in each case secured by a Lien on either any Principal Property or on the stock of a Restricted Subsidiary. Secured Debt does not include Indebtedness secured by:

  (1)
  Liens on Property existing at the time of acquisition of the Property by us or any Restricted Subsidiary, whether or not assumed;

  (2)
  Liens on Property of a person existing at the time such person becomes a Restricted Subsidiary provided that such Liens were not incurred in anticipation of such person becoming a Restricted Subsidiary and do not extend to any other Property of us or any other Restricted Subsidiary (other than direct or indirect subsidiaries of the Restricted Subsidiary so acquired);

  (3)
  Liens to secure payment of all or any part of the cost of acquisition, construction, development or improvement of any Property, or to secure any Indebtedness to finance such cost of acquisition, construction, development or improvement that is incurred within 24 months after the later of (i) the completion of the acquisition, construction, development or improvement thereof, and (ii) the placing in operation of such Property or of such Property as so constructed, developed or improved;

  (4)
  Liens to secure Indebtedness owing to us or to a Restricted Subsidiary;

  (5)
  Liens existing at the date of the indenture;

  (6)
  Liens on Property of an entity existing at the time such entity is merged or consolidated with us or a Restricted Subsidiary provided that such Liens were not incurred in anticipation of such merger or consolidation and do not extend to any Property of us or any other Restricted Subsidiary other than that of the person merged into or consolidated with us or a Restricted Subsidiary and its direct or indirect subsidiaries;

  (7)
  Liens on Property of an entity at the time of a sale or lease of the Property of such entity as an entirety or substantially as an entirety to us or a Restricted Subsidiary provided that such Liens were not incurred in anticipation of such sale or lease and do not extend to any other Property (other than any additions, accessions, parts, improvements and attachments thereto, and the products and proceeds of the Property so acquired);

  (8)
  Liens incurred to finance the acquisition or construction of Property secured by liens in favor of the United States or a political subdivision of the United States;

  (9)
  Liens for taxes, assessments or other governmental charges not yet due or payable or not overdue for a period of more than 60 days or that are being contested by us or a Restricted Subsidiary, and for which we maintain adequate reserves in accordance with GAAP;

  (10)
  Liens incurred in connection with an asset acquisition or a project financed with a non-recourse obligation;

  (11)
  Liens in favor of materialmen, mechanics, workmen or repairmen, landlord's Liens for rent or other similar Liens arising, in each case, in the ordinary course of business in respect of obligations which are not overdue or which are being contested by us or any Restricted Subsidiary in good faith and by appropriate proceedings;

  (12)
  Liens consisting of zoning restrictions, licenses, easements and restrictions on the use of real property and minor irregularities that do not materially impair the use of the real property;

  (13)
  Liens arising by reason of deposits with, or giving any form of security to, any governmental agency or any body created or approved by law or government regulation;

  (14)
  Liens created by or resulting from any litigation or other proceeding that is being contested in good faith by appropriate proceedings, including Liens arising out of judgments or awards against us or any Restricted Subsidiary with respect to which we or any of our Subsidiaries is in good faith prosecuting an appeal or proceedings for review for which the time to make an appeal has not yet expired, and Liens relating to final unappealable judgments that are satisfied within 60 days of the date of judgment or Liens incurred by us or any Restricted Subsidiary for the purposes of obtaining a stay or discharge in the course of any litigation proceeding to which we our any of our Subsidiaries is a party;

  (15)
  Liens on receivables from customers sold to third parties pursuant to credit arrangements in the ordinary course of business;

  (16)
  Liens relating to hedging and similar arrangements entered into in the ordinary course of business, including without limitation interest rate or foreign currency hedging arrangements;

  (17)
  Liens incurred or deposits made by us or our Restricted Subsidiaries in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds or other similar obligations (exclusive of obligations for the payment of borrowed money);

  (18)
  Liens on property incurred in permitted sale and lease-back transactions; or

  (19)
  Liens constituting any extension, renewal or replacement of any Liens listed above to the extent the principal amount of the indebtedness secured by such Lien is not increased (except to the extent of any premiums, fees or other costs associated with any such extension, renewal or replacement) and the Property encumbered by any such Lien is the same as or substantially similar in nature to the Property encumbered by the Lien being extended, renewed or replaced.

Consolidation, merger and sale of assets

The indenture provides that the we may not consolidate with, merge into or sell, convey or lease all or substantially all of our assets to any person unless the successor person is a corporation organized under the laws of any domestic jurisdiction and assumes our obligations on the notes, and under such indenture, and after giving effect thereto no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing, and that certain other conditions are met.

Events of default

Each of the following is an "event of default" with respect to a series of notes:

  (1)
  default in the payment of any interest on any note of such series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of such payment is deposited by us with the trustee or with a paying agent prior to the expiration of such 30-day period);

  (2)
  default in the payment of principal of, or any premium on, any note of such series when due and payable;

  (3)
  failure to make a Change of Control Payment when due and payable in accordance with the terms of the indenture;

  (4)
  default in the performance or breach of any other covenant by us in the indenture (other than a covenant that has been included in the indenture solely for the benefit of a series of debt securities other than the notes of such series), which default continues uncured for a period of 90 days after we receive, by registered or certified mail, written notice from the trustee or we and the trustee receive, by registered or certified mail, written notice from the holders of not less than 25% in principal amount of the outstanding notes of such series as provided in the indenture;

  (5)
  certain events of bankruptcy, insolvency or reorganization of Xilinx; and

  (6)
  the occurrence with respect to any Indebtedness of Xilinx individually or in the aggregate in excess of $100 million of (i) an event of default that results in such Indebtedness becoming due and payable prior to its scheduled maturity (after giving effect to any applicable grace period) or (ii) the failure to make any payment when due (including any applicable grace period) which results in the acceleration of the maturity of such Indebtedness, in each case, without such acceleration having been rescinded, annulled or otherwise cured and after we receive written notice from holders holding at least 25% of the outstanding principal amount of the notes of such series.

No event of default with respect to either series of notes (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements that may be in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness that may be outstanding from time to time.

If an event of default with respect to either series of notes occurs and is continuing (other than an event of default regarding certain events of bankruptcy, insolvency or reorganization of Xilinx), then the trustee or the holders of not less than 25% in principal amount of the outstanding notes of such series may declare the principal amount of and accrued and unpaid interest, if any, on all notes of such series to be due and payable immediately, by a notice in writing to us (and to the trustee if given by the holders), and upon such declaration such principal amount and accrued and unpaid interest, if any, shall become immediately due and payable. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal of and accrued and unpaid interest, if any, on all outstanding notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding notes. At any time after such a declaration of acceleration with respect to either series of notes has been made and before a judgment or decree for payment of the money due has been obtained by the trustee as provided in the indenture, the holders of a majority in principal amount of the outstanding notes of such series, by written notice to us and the trustee, may rescind and annul such a declaration and its consequences if all events of default with respect to the notes of such series, other than the non-payment of accelerated principal and interest, if any, with respect to the notes of such series, have been cured or waived as provided in the indenture.

The indenture provides that the trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders of notes, unless such holders have offered the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding notes of either series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes of such series.

No holder of any note will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•
that holder has previously given written notice to the trustee of a continuing event of default with respect to the notes; and

•
the holders of at least 25% in principal amount of the outstanding notes of such series shall have made written request to the trustee, and offered indemnity or security satisfactory to the trustee, to institute proceedings in respect of such event of default in its own name as trustee under the indenture, and the trustee has not received from the holders of a majority in principal amount of the outstanding notes of such series a direction inconsistent with such written request and has failed to institute such proceeding within 60 days after receipt of such notice, request and offer of indemnity or security.

Notwithstanding the foregoing, the holder of any note shall have an absolute and unconditional right to receive payment of the principal of and interest, if any, on, such note on or after the due dates expressed in such note and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of the notes of any default or event of default (except in payment on any notes) with respect to the notes if it in good faith determines that withholding notice is in the interest of the holders of those notes.

Book-entry delivery and form

The notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notes will be issued at the closing of this offering only against payment in immediately available funds.

The global notes will be deposited upon issuance with the trustee as custodian for DTC, and registered in the name of DTC or its nominee in each case for credit to an account of a direct or indirect participant in DTC as described below. Global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Beneficial interests in the global notes may be held through the Euroclear System ("Euroclear") and Clearstream Banking, S.A. ("Clearstream") (as indirect participants in DTC). Beneficial interests in the global notes may not be exchanged for notes in certificated form ("certificated notes") except in the limited circumstances described below. See "—Exchange of global notes for certificated notes."

Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Exchange of global notes for certificated notes

The global notes are exchangeable for certificated notes in definitive, fully registered form without interest coupons only in the following limited circumstances:

•
DTC (1) notifies us that it is unwilling or unable to act as a depositary for such global note or (2) ceases to be a clearing agency registered under the Exchange Act, and, in either case, we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days; or

•
we, at our option, notify the trustee in writing that we elect to cause the issuance of the certificated notes.

In all cases, certificated notes delivered in exchange for any global notes or beneficial interests therein will be registered in such names as DTC shall direct in writing in an aggregate principal amount equal to the principal amount of the global notes with like tenor and terms.

Depositary procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We do not take any responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriter), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

•
upon deposit of the global notes, DTC will credit the accounts of the Participants designated by the underwriter with portions of the principal amount of the global notes; and

•
ownership of these interests in the global notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the global notes).

Investors in the global notes who are Participants may hold their interests therein directly through DTC. Investors in the global notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are Participants in such system. Euroclear and Clearstream will hold interests in the global notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a global note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC.

Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a global note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described above, owners of beneficial interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "Holders" thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest, additional interest and premium, if any, on a global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder of the notes under the indenture. Under the terms of the indenture, we and the trustee will treat the persons in whose names the notes, including the global notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither we nor the trustee nor any of our respective agents has or will have any responsibility or liability for:

•
any aspect of DTC's records or any Participant's or Indirect Participant's records relating to, or payments made on account of, beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the global notes; or

•
any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between the Participants will be effected in accordance with DTC's procedures and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an event of default under the notes, DTC reserves the right to exchange the global notes for certificated notes, and to distribute such notes to the Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we nor the trustee nor any of our respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Payment and paying agent

Payments on the global notes will be made in U.S. dollars by wire transfer. If we issue definitive notes, the holders of definitive notes will be able to receive payments of principal of and interest on their notes at the office of our paying agent. Payment of principal of a definitive note may be made only against surrender of the note to our paying agent. We have the option, however, of making payments of interest by wire transfer or by mailing checks to the address of the holder appearing in the register of note holders maintained by the registrar.

We will make any required interest payments to the person in whose name a note is registered at the close of business on the record date for the interest payment.

The trustee will be designated as our paying agent for payments on the notes. We may from time to time designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Notices

Any notices required to be given to the holders of the notes will be given to DTC, as the registered holder of the global notes. In the event that the global notes are exchanged for notes in definitive form, notices to holders of the notes will be sent by first-class mail to the addresses that appear on the register of noteholders maintained by the registrar.

The trustee

The trustee for each series of notes is The Bank of New York Mellon Trust Company, N.A. The trustee's current address is 400 South Hope Street, Suite 400, Los Angeles, California 90071.

The indenture provides that, except during the continuance of an event of default, the trustee will perform only those duties that are specifically set forth in the indenture and no others. If an event of default has occurred and is continuing, the trustee shall exercise the rights and powers vested in it by the indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

The indenture and provisions of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), incorporated by reference in the indenture contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in certain cases or to liquidate certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates. If the trustee acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate that conflict or resign.

Governing law

The indenture and the notes, including any claim or controversy arising out of or relating to the indenture or the notes, shall be governed by the laws of the State of New York without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

Material U.S. federal income tax considerations

The following is a summary of certain material U.S. federal income tax considerations of the ownership and disposition of the notes. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable regulations, administrative rulings and judicial decisions in effect as of the date of this prospectus supplement, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the Internal Revenue Service (the "IRS") or the courts so as to result in U.S. federal income tax consequences different from those discussed below. Except where noted, this summary deals only with a note held as a capital asset by a beneficial owner who purchases the note on original issuance at the first price at which a substantial portion of the notes is sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. This summary does not address all aspects of U.S. federal income taxes and does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as:

•
tax consequences to holders who may be subject to special tax treatment, including dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies and traders in securities that elect to use a mark-to-market method of accounting for their securities;

•
tax consequences to persons holding notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•
tax consequences to U.S. holders (as defined below) of notes whose "functional currency" is not the U.S. dollar;

•
tax consequences to investors in pass-through entities;

•
tax consequences to certain former citizens or residents of the United States;

•
alternative minimum tax consequences;

•
state, local or foreign tax consequences; and

•
estate or gift taxes.

If a partnership for U.S. federal income tax purposes (or an entity treated as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of a person treated as a partner in that entity will generally depend upon the status of the partner. If you are treated as a partner in a partnership holding the notes for U.S. federal income tax purposes, you should consult your tax advisor.

If you are considering the purchase of notes, you should consult your tax advisor concerning the U.S. federal income tax consequences to you in light of your specific situation, as well as consequences arising under the laws of any other taxing jurisdiction.

In this discussion, we use the term "U.S. holder" to refer to a beneficial owner of notes that is, for U.S. federal income tax purposes:

•
an individual citizen or resident of the United States;

•
a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust, if it (i) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

We use the term "non-U.S. holder" to describe a beneficial owner (other than an entity treated as a partnership for U.S. tax purposes) of notes that is not a U.S. holder. If you are a non-U.S. holder, you should consult your tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to you in light of your particular facts and circumstances.

Additional amounts

We may be required to pay additional amounts to a holder in certain circumstances described above under the headings "Description of notes—Optional redemption" and "Description of notes—Purchase of notes upon a change of control triggering event." We intend to take the position (and this discussion assumes) that, despite the possibility of such payments, the notes will not be treated as contingent payment debt instruments. Assuming our position is respected, a U.S. holder would be required to include in income such additional amounts at the time payments are received or accrued, in accordance with such U.S. holder's usual method of accounting for U.S. federal income tax purposes.

Our determination as to the characterization of the notes as not being contingent payment debt instruments is inherently factual and not binding on the IRS. If the IRS were to challenge successfully our determination and the notes were treated as contingent payment debt instruments, U.S. holders would generally be required, among other things, to accrue interest income at a rate higher than the stated interest rate on the notes and, treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a note. Our determination that the notes are not contingent payment debt instruments is binding on U.S. holders unless they disclose their contrary positions to the IRS in the manner that is required by applicable U.S. Treasury regulations.

Consequences to U.S. holders

Payment of interest

It is anticipated, and this discussion assumes, that the notes will be issued without original issue discount for federal income tax purposes. In such case, interest on a note will generally be treated as ordinary income at the time it is paid or accrued in accordance with your usual method of accounting for tax purposes. If, however, the notes are issued for an amount less than the principal amount and the difference is equal to or greater than a de minimis amount (as set forth in the Code), you will be required to include the difference in income as original issue discount as it accrues in accordance with a constant-yield method based on a compounding of interest, before the receipt of cash payments attributable to this income.

Sale, exchange or other taxable disposition of notes

You will generally recognize gain or loss upon the sale, exchange or other taxable disposition of a note equal to the difference between the amount realized (less any amount attributable to accrued interest which will be taxable as such) upon such sale, exchange or other taxable disposition and your tax basis in the note. Your tax basis in a note will generally be equal to the amount that you paid for the note. Any gain or loss recognized on a taxable disposition of the note will be capital gain or loss. If, at the time of the sale, exchange or other taxable disposition of the note, you are treated as holding the note for more than one year, such gain or loss will be long-term capital gain or loss. Otherwise, such gain or loss will be short-term capital gain or loss. If you fall within certain categories of non-corporate U.S. holders (including individuals), long-term capital gain generally will be subject to tax at a reduced rate of taxation. Your ability to deduct capital losses may be limited

Medicare tax

For taxable years beginning after December 31, 2012, a U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. holder's "net investment income" for the relevant taxable year and (2) the excess of the U.S. holder's modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000 depending on the individual's circumstances). Net investment income generally includes interest income and net gains from the disposition of the notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are an individual, estate or trust, you should consult your tax advisor regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.

Information reporting and backup withholding

Information reporting requirements generally will apply to payments of interest on the notes and to the proceeds from a sale of notes unless you are an exempt recipient. Backup withholding will apply to those payments if you fail to provide your correct taxpayer identification number or certification of exempt status, and will apply to payments of interest if you are notified by the IRS that you have failed to report in full payments of interest and dividend income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Consequences to non-U.S. holders

Payments of interest

Subject to the discussion of backup withholding, you will not be subject to U.S. federal withholding tax or income tax in respect of interest income on a note, provided that:

•
interest paid on the note is not effectively connected with your conduct of a trade or business in the U.S. (and, if required by an applicable income tax treaty, is not attributable to a U.S. permanent establishment);

•
you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of section 871(h)(3) of the Code;

•
you are not a controlled foreign corporation that is related to us (actually or constructively) through stock ownership;

•
you are not a bank whose receipt of interest on a note is described in section 881(c)(3) (A) of the Code; and

•
(a) you provide your name and address, and certify, under penalties of perjury, that you are not a U.S. person (which certification may be made on an IRS Form W-8BEN (or other applicable form)) or (b) you hold the notes through certain foreign intermediaries or certain foreign partnerships, and you and the foreign intermediary or foreign partnership satisfy the certification requirements of applicable Treasury regulations.

Special certification rules will apply to you if you are a pass-through entity.

If you cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless you provide a properly executed (i) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (ii) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the U.S. If you are engaged in a trade or business in the U.S. and interest on the notes is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment, then, although you will be exempt from the 30% withholding tax provided the certification requirements discussed above are satisfied, you will be subject to U.S. federal income tax on that interest on a net-income basis in the same manner as if you were a U.S. holder as described above. In addition, if you are a foreign corporation, under certain circumstances, you may be subject to the branch profits tax equal to 30% of your effectively connected earnings and profits, or such lower rate as may be specified under an applicable income tax treaty.

Sale, exchange, or other taxable dispositions of notes

Subject to the discussion of backup withholding below, gain realized by you on the sale, exchange, or other taxable disposition of a note will not be subject to U.S. federal income tax unless:

•
that gain is effectively connected with your conduct of a trade or business in the U.S. (and, if required by an applicable income treaty, is attributable to a U.S. permanent establishment); or

•
you are an individual who is present in the U.S. for 183 days or more in the taxable year of that disposition and certain other conditions are met.

If you are an individual described in the first bullet point above, you will be subject to tax on the net gain derived from the sale, exchange, or other taxable disposition under regular graduated U.S. federal income tax rates. If you are a foreign corporation that falls under the first bullet point above, you will be subject to tax on your net gain generally in the same manner as if you were a U.S. holder as described above and, in addition, you may be subject to the branch profits tax equal to 30% of your effectively connected earnings and profits for that taxable year, or at such lower rate as may be specified by an applicable income tax treaty. If you are an individual described in the second bullet point above, you will be subject to a flat 30% tax on the gain derived from the sale, exchange, or other taxable disposition, which may be offset by U.S.-source capital losses, even though you are not considered a resident of the U.S.

Medicare tax

If you are a non-U.S. holder that is a foreign estate or trust, you may be subject to the Medicare tax described above under "—Consequences to U.S. holders—Medicare tax." You should consult your tax advisor regarding the applicability of the Medicare tax to any of your income or gains in respect of the notes.

Information reporting and backup withholding

Generally, the amount of interest paid to you and the amount of tax, if any, withheld with respect to those payments must be reported annually to the IRS and to you. Copies of the information returns reporting such interest and withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty. In general, you will not be subject to backup withholding with respect to payments of interest that we make, provided the statement described above in the last bullet point under "—Payments of interest" has been received and the withholding agent does not have actual knowledge or reason to know that you are a U.S. person, as defined under the Code, that is not an exempt recipient.

You will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of a note within the United States or conducted through certain U.S.-related financial intermediaries, unless the statement described above in the last bullet point under "—Payments of interest" has been received, and the withholding agent does not have actual knowledge or reason to know that you are a U.S. person, as defined under the Code, that is not an exempt recipient, or you otherwise establish an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

You should consult your tax advisor as to particular tax consequences to you of holding and disposing of the notes, including the applicability and effect of any state, local or foreign tax laws, and of any pending or subsequent changes in applicable laws.

Underwriting

Subject to the terms and conditions contained in an underwriting agreement dated March 5, 2014 between us and J.P. Morgan Securities LLC, we have agreed to sell to J.P. Morgan Securities LLC, the sole underwriter, and the underwriter has severally agreed to purchase from us, $500,000,000 principal amount 2.125% Senior Notes due 2019 and $500,000,000 principal amount 3.000% Senior Notes due 2021.

The underwriter is offering the notes subject to its acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the notes offered by this prospectus supplement are subject to certain conditions. The underwriter is obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken.

The underwriter initially proposes to offer the notes to the public at the public offering prices that appear on the cover page of this prospectus supplement. In addition, the underwriter initially proposes to offer the notes to certain dealers at prices that represent a concession not in excess of 0.15% of the principal amount of the 2019 notes and of 0.15% of the principal amount of the 2021 notes. The underwriter may allow, and any such dealer may reallow, a concession not in excess of 0.025% of the principal amount of the 2019 notes and 0.025% of the principal amount of the 2021 notes to certain other dealers. After the initial offering of the notes, the underwriter may from time to time vary the offering prices and other selling terms. The underwriter may offer and sell notes through certain of its affiliates.

The following table shows the underwriting discount that we will pay to the underwriter in connection with the offering of the notes:

Paid by us

Per 2019 note	0.200%

2019 notes total	$1,000,000

Per 2021 note	0.200%

2021 notes total	$1,000,000

Total	$2,000,000

J. Wood Capital Advisors LLC is acting as our financial advisor for this transaction, for which we will pay it a customary advisory fee.

Expenses associated with this offering to be paid by us, other than underwriting discounts, are estimated to be approximately $1.5 million. The underwriter has agreed to reimburse us for a portion of our out-of-pocket expenses incurred in connection with this offering.

We have also agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriter may be required to make in respect of any such liabilities.

We expect to deliver the notes against payment therefor on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

The notes are a new issue of securities, and there is currently no established trading market for the notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriter has advised us that it intends to make a market in the notes, but they are not obligated to do so. The underwriter may discontinue any market making in the notes at any time at its sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices you receive when you sell will be favorable.

In connection with this offering of the notes, the underwriter may engage in overallotments, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934, or the Exchange Act. Overallotment involves sales in excess of the aggregate principal amount of notes offered pursuant to this prospectus supplement, which creates a syndicate short position for the underwriter. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the market prices of the notes to be higher than they would otherwise be in the absence of those transactions. If the underwriter engages in stabilizing or syndicate covering transactions, it may discontinue them at any time.

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of our securities which are the subject of this prospectus to the public in that Relevant Member State other than:

•
to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•
to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of J.P. Morgan Securities LLC for any such offer; or

•
in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression "an offer of securities to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

We have not authorized and do not authorize the making of any offer of notes through any financial intermediary on our behalf, other than offers made by the underwriter with a view to the final placement of the notes as contemplated in this prospectus. Accordingly, no purchaser of the notes, other than the underwriter, is authorized to make any further offer of the notes on behalf of us or the underwriter.

Notice to prospective investors in the United Kingdom

The underwriter has agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

This prospectus is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the "Financial Promotion Order"), (ii) are persons falling within Article 49(2)(a) to (d) ("high net worth companies, unincorporated associations etc") of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of the notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This prospectus is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus relates is available only to relevant persons and will be engaged in only with relevant persons. Recipients of this prospectus are not permitted to transmit it to any other person. The notes are not being offered to the public in the United Kingdom.

From time to time in the ordinary course of its respective businesses, the underwriter and its affiliates have engaged in and may in the future engage in commercial banking, derivatives and/or financial advisory, investment banking and other commercial transactions and services with us and our affiliates for which they have received or will receive customary fees and commissions.

Validity of the notes

The validity of the notes will be passed upon for us by Gibson, Dunn & Crutcher LLP, San Francisco, California. Certain legal matters, including the validity of the notes, will be passed upon for the underwriter by Davis Polk & Wardwell LLP, Menlo Park, California.

Experts

The consolidated financial statements of Xilinx, Inc. appearing in Xilinx's Annual Report (Form 10-K) for the fiscal year ended March 30, 2013 (including schedules appearing therein), and the effectiveness of Xilinx's internal control over financial reporting as of March 30, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

XILINX, INC.

DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS
DEPOSITARY SHARES
PURCHASE CONTRACTS
GUARANTEES
UNITS

        We or selling securityholders may from time to time offer to sell debt securities, common stock, preferred stock, warrants, depositary shares, purchase contracts, guarantees or units. Each time we or a selling securityholder sells securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

        Our common stock is listed on The NASDAQ Global Select Market under the symbol "XLNX." On February 19, 2014, the last reported sale price of our common stock on The NASDAQ Global Select Market was $50.87.

        Investing in our securities involves a high degree of risk. See the "Risk Factors" section of our filings with the SEC and the applicable prospectus supplement.

        Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated February 20, 2014.

        If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained or incorporated by reference in this document speaks only as of the date of this document or the date of the document incorporated by reference, unless the information specifically indicates that another date applies.

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements, other than statements of historical facts, included or incorporated herein regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would," and similar expressions or expressions of the negative of these terms. Such statements are only predictions and, accordingly, are subject to substantial risks, uncertainties and assumptions.

        Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including customer acceptance of our new products, global economic conditions, the health of our customers and the end markets in which they participate, our ability to forecast end customer demand, a high dependence on turns business, more customer volume discounts than expected, greater product mix changes than anticipated, fluctuations in manufacturing yields, our ability to deliver product in a timely manner, our ability to successfully manage production at multiple foundries, variability in wafer pricing, costs and liabilities associated with current and future litigation, and other risk factors incorporated by reference from our SEC filings, including our report on Form 10-K for the year ended March 30, 2013 and our report on Form 10-Q for the period ended December 28, 2013.

        Forward-looking statements speak only as of the date of this prospectus, or of the date given in the SEC filing from which they are incorporated by reference. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or developments after the date of this prospectus.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement we filed with the SEC using a "shelf" registration process. We may sell any combination of the securities described in this prospectus from time to time.

        The types of securities that we may offer and sell from time to time pursuant to this prospectus are:

  •
  debt securities;

  •
  common stock;

  •
  preferred stock;

  •
  warrants;

  •
  depositary shares;

  •
  purchase contracts;

  •
  guarantees; and

  •
  units consisting of any of the securities listed above.

        Each time we sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which we will deliver with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement we will include the following information, if applicable:

  •
  the type and amount of securities that we propose to sell;

  •
  the initial public offering price of the securities;

  •
  the names of any underwriters or agents through or to which we will sell the securities;

  •
  any compensation of those underwriters or agents; and

  •
  information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.

        In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.

        Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

        You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

 THE COMPANY

        We design, develop and market programmable devices and associated technologies, including advanced integrated circuits ("ICs") in the form of programmable logic devices ("PLDs"), software design tools and predefined system functions delivered as intellectual property ("IP"). In addition to our programmable platforms, we provide design services, customer training, field engineering and technical support. Our PLDs include field programmable gate arrays ("FPGAs"), complex programmable logic devices ("CPLDs") and programmable System on Chips ("SoCs"). These devices are standard products that our customers program to perform desired logic functions. Our products are designed to provide high integration and quick time-to-market for electronic equipment manufacturers in end markets such as wired and wireless communications, industrial, scientific and medical, aerospace and defense, consumer and automotive, audio, video and broadcast, and data processing. We sell our products globally through independent domestic and foreign distributors and through direct sales to original equipment manufacturers by a network of independent sales representative firms and by a direct sales management organization.

        Xilinx was founded and incorporated in California in February 1984. In April 1990, the Company reincorporated in Delaware. Our corporate facilities and executive offices are located at 2100 Logic Drive, San Jose, California 95124, and our phone number is (408) 559-7778.

 USE OF PROCEEDS

        We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated:

Nine months ended		Year ended
December 28, 2013	December 29, 2012	March 30, 2013	March 31, 2012	April 2, 2011	April 3, 2010	March 28, 2009
13.8	10.9	10.9	11.9	16.4	17.0	14.5

The ratio of earnings to fixed charges is computed by dividing (i) income before income taxes plus fixed charges by (ii) fixed charges. Our fixed charges include the portion of operating lease rental expense that is representative of the interest factor and interest expense on indebtedness. For the periods indicated above, we had no outstanding shares of preferred stock and paid no preferred dividends. Therefore, our ratios of earnings to fixed charges and preferred stock dividends are identical to the above ratios.

DESCRIPTION OF DEBT SECURITIES

        The following sets forth certain general terms and provisions of the indenture under which the debt securities are to be issued, unless otherwise specified in a prospectus supplement. The particular terms of the debt securities to be sold by us will be set forth in a prospectus supplement relating to such debt securities. For purposes of this description of debt securities, references to "the Company," "Xilinx," "we," "our" and "us" refer only to Xilinx, Inc. and not to its subsidiaries.

        The debt securities will represent unsecured general obligations of the Company, unless otherwise provided in the prospectus supplement. As indicated in the applicable prospectus supplement, the debt securities will either be senior debt or subordinated debt as described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued under an indenture dated June 14, 2007 between us and The Bank of New York Mellon Trust Company, N.A. that has been filed as an exhibit to the registration statement of which this prospectus is a part, subject to such amendments or supplemental indentures as are adopted from time to time. The following summary of certain provisions of that indenture does not purport to be complete and is subject to, and qualified in its entirety by, reference to all the provisions of that indenture, including the definitions therein of certain terms. Wherever particular sections or defined terms of the indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference.

General

        The indenture does not limit the amount of debt securities that may be issued thereunder. The applicable prospectus supplement with respect to any debt securities will set forth the following terms of the debt securities offered pursuant thereto: (i) the title and series of such debt securities, including CUSIP numbers; (ii) any limit upon the aggregate principal amount of such debt securities of such title or series; (iii) whether such debt securities will be in global or other form; (iv) the date(s) and method(s) by which principal and any premium on such debt securities is payable; (v) interest rate or rates (or method by which such rate will be determined), if any; (vi) the dates on which any such interest will be payable and the method of payment; (vii) whether and under what circumstances any additional amounts are payable with respect to such debt securities; (viii) the notice, if any, to holders of such debt securities regarding the determination of interest on a floating rate debt security; (ix) the basis upon which interest on such debt securities shall be calculated, if other than that of a 360-day year of twelve 30-day months; (x) the place or places where the principal of and interest or additional amounts, if any, on such debt securities will be payable; (xi) any redemption or sinking fund provisions; (xii) the denominations of such debt securities; (xiii) any rights of the holders of such debt securities to convert the debt securities into other securities or property; (xiv) the terms, if any, on which payment of principal or any premium, interest or additional amounts on such debt securities will be payable in a currency other than U.S. dollars; (xv) the terms, if any, by which the amount of payments of principal or any premium, interest or additional amounts on such debt securities may be determined by reference to an index, formula, financial or economic measure or other methods; (xvi) if other than the principal amount hereof, the portion of the principal amount of such debt securities that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy; (xvii) any events of default or covenants in addition to or in lieu of those described herein and remedies therefor; (xviii) whether such debt securities will be subject to defeasance or covenant defeasance; (xix) the terms, if any, upon which such debt securities are to be issuable upon the exercise of warrants; (xx) any trustees other than The Bank of New York Mellon Trust Company, N.A., and any authenticating or paying agents, transfer agents or registrars or any other agents with respect to such debt securities; (xxi) the terms, if any, on which such debt securities will be subordinate to other debt of the Company; and (xxii) any other specific terms of such debt securities and any other deletions from or additions to or modifications of the indenture with respect to such debt securities.

        Debt securities may be presented for exchange, conversion or transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the prospectus supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture.

        The indenture does not contain any covenant or other specific provision affording protection to holders of the debt securities in the event of a highly leveraged transaction or a change in control of the Company, except to the limited extent described below under "—Consolidation, Merger and Sale of Assets." The Company's certificate of incorporation also contains other provisions which may prevent or limit a change of control. See "Description of Capital Stock."

Modification and Waiver

        The indenture provides that supplements to the indenture and the applicable supplemental indentures may be made by the Company and the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of debt securities of a series under the indenture or the debt securities of such series, with the consent of the holders of a majority (or such other amount as is provided for a particular series of debt securities) in principal amount of the outstanding debt securities issued under such indenture that are affected by the supplemental indenture, voting as a single class; provided that no such supplemental indenture may, without the consent of the holder of each such debt security affected thereby, among other things: (a) change the stated maturity of the principal of, or any premium, interest or additional amounts on, such debt securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or any additional amounts thereon, or reduce any premium payable on redemption thereof, or reduce the amount of the principal of debt securities issued with original issue discount that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or change the redemption provisions or adversely affect the right of repayment at the option of the holder, or change the place of payment or currency in which the principal of, or any premium, interest or additional amounts with respect to any debt security is payable, or impair or affect the right of any holder of debt securities to institute suit for the payment thereof or, if such debt securities provide therefor, any right of repayment at the option of the holder; (b) reduce the percentage of outstanding debt securities of any series, the consent of the holders of which is required for any such supplemental indenture, or the consent of whose holders is required for any waiver or reduce the quorum required for voting; (c) modify any of the provisions of the sections of such indenture relating to supplemental indentures with the consent of the holders, waivers of past defaults or securities redeemed in part, except to increase any such percentage or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of each holder affected thereby; or (d) make any change that adversely affects the right to convert or exchange any security into or for common stock or other securities, cash or other property in accordance with the terms of the applicable debt security.

        The indenture provides that a supplemental indenture that changes or eliminates any covenant or other provision of the indenture that has expressly been included solely for the benefit of one or more particular series of debt securities, or that modifies the rights of the holders of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of debt securities of any other series.

        The indenture provides that the Company and the applicable trustee may, without the consent of the holders of any series of debt securities issued thereunder, enter into additional supplemental indentures for one of the following purposes: (1) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company in such indenture and in the debt securities issued thereunder; (2) to add to the covenants of the Company or to surrender any right or power conferred on the Company pursuant to the Indenture; (3) to establish the form and terms of debt securities issued thereunder; (4) to evidence and provide for a successor trustee under such indenture with respect to one or more series of debt securities issued thereunder or to provide for or facilitate the administration of the trusts under such indenture by more than one trustee; (5) to cure any ambiguity, to correct or supplement any provision in the indenture that may be inconsistent with any other provision of the indenture or to make any other provisions with respect to matters or questions arising under such indenture which shall not adversely affect the interests of the holders of any series of debt securities issued thereunder in any material respect; (6) to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of securities under the indenture; (7) to add any additional events of default with respect to all or any series of debt securities; (8) to supplement any of the provisions of the indenture as may be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that such action does not adversely affect the interests of any holder of an outstanding debt security of such series or any other security in any material respect; (9) to make provisions with respect to the conversion or exchange rights of holders of debt securities of any series; (10) to amend or supplement any provision contained in such indenture or any supplemental indenture, provided that no such amendment or supplement shall materially adversely affect the interests of the holders of any debt securities then outstanding; or (11) to qualify such indenture under the Trust Indenture Act of 1939.

Events of Default

        Unless otherwise provided in any prospectus supplement, the following will be events of default under the indenture with respect to each series of debt securities issued thereunder: (a) default in the payment of principal (or premium, if any) or any additional amounts with respect to such principal or premium on any series of the debt securities outstanding under the indenture when due; (b) default in the payment of any interest or any additional amounts with respect to such interest on any series of the debt securities outstanding under the indenture when due, continued for 30 days; (c) default in the payment, if any, of any sinking fund installment when and as due by the terms of any debt security of such series, subject to any cure period that may be specified in any debt security of such series; (d) failure to perform any other covenant or warranty of the Company contained in such indenture or such debt securities continued for 90 days after written notice; (e) certain events of bankruptcy, insolvency or reorganization of the Company; and (f) any other event of default provided in a supplemental indenture with respect to a particular series of debt securities. In case an event of default other than a default specified in clause (e) above shall occur and be continuing with respect to any series of such debt securities, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding (each such series acting as a separate class) may declare the principal (or, in the case of discounted debt securities, the amount specified in the terms thereof) of such series to be due and payable. If an event of default described in (e) above shall occur and be continuing then the principal amount (or, in the case of discounted debt securities, the amount specified in the terms thereof) of all the debt securities outstanding shall be and become due and payable immediately, without notice or other action by any holder or the applicable trustee, to the full extent permitted by law. Any event of default with respect to particular series of debt securities under such indenture may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series (voting as a class), except in each case a failure to pay principal of or premium, interest or additional amounts, if any, on such debt securities or a default in respect of a covenant or provision which cannot be modified or amended without the consent of each holder affected thereby.

        The indenture provides that the applicable trustee may withhold notice to the holders of any default with respect to any series of debt securities (except in payment of principal of or interest or premium on, or sinking fund payment in respect of, the debt securities) if the applicable trustee considers it in the interest of holders to do so.

        The indenture contains a provision entitling the applicable trustee to be indemnified by the holders before proceeding to exercise any trust or power under such indenture at the request of such holders. The indenture provides that the holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the applicable trustee or of exercising any trust or power conferred upon the applicable trustee with respect to the debt securities of such series; provided, however, that the applicable trustee may decline to follow any such direction if, among other reasons, the applicable trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction. The right of a holder to institute a proceeding with respect to the applicable indenture will be subject to certain conditions precedent including, without limitation, that the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding under such indenture make a written request upon the applicable trustee to exercise its powers under such indenture, indemnify the applicable trustee and afford the applicable trustee reasonable opportunity to act, but the holder has an absolute right to receipt of the principal of, premium, if any, and interest when due on the debt securities, to require conversion of debt securities if such indenture provides for convertibility at the option of the holder and to institute suit for the enforcement thereof.

Consolidation, Merger and Sale of Assets

        The indenture provides that the Company may not consolidate with, merge into or sell, convey or lease all or substantially all of its assets to any person unless the successor person is a corporation organized under the laws of any domestic jurisdiction and assumes the Company's obligations on the debt securities issued thereunder, and under such indenture, and after giving effect thereto no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing, and that certain other conditions are met.

Certain Covenants

        Existence.    Except as permitted under "—Consolidation, Merger or Sale of Assets," the indenture requires the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (by certificate of incorporation, bylaws and statute) and franchises; provided, however, that the Company will not be required to preserve any right or franchise if its board of directors determines that the preservation thereof is no longer desirable in the conduct of its business.

        Calculation of Original Issue Discount.    The Company shall file with the trustee promptly at the end of each calendar year a written notice specifying the amount of original issue discount accrued on outstanding securities at the end of such year and any other specific information as may then be relevant under the Internal Revenue Code of 1986, as amended.

        Additional Covenants.    Any additional covenants of the Company with respect to any series of debt securities will be set forth in the prospectus supplement relating thereto.

Conversion Rights

        The terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of redemption of such debt securities and any restrictions on conversion.

Redemption; Repurchase at the Option of the Holder; Sinking Fund

        The terms and conditions, if any, upon which (i) the debt securities are redeemable at the option of the Company, (ii) the holder of debt securities may cause the Company to repurchase such debt securities or (iii) the debt securities are subject to any sinking fund will be set forth in the applicable prospectus supplement relating thereto.

Repurchases on the Open Market

        The Company or any affiliate of the Company may at any time or from time to time repurchase any debt security in the open market or otherwise. Such debt securities may, at the option of the Company or the relevant affiliate of the Company, be held, resold or surrendered to the trustee for cancellation.

Discharge, Defeasance and Covenant Defeasance

        The indenture provides, with respect to each series of debt securities issued thereunder, that the Company may terminate its obligations under such debt securities of a series and such indenture with respect to debt securities of such series if: (i) all debt securities of such series previously authenticated and delivered, with certain exceptions, have been delivered to the applicable trustee for cancellation and the Company has paid all sums payable by it under the indenture; or (ii) (A) the debt securities of such series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the applicable trustee for giving the notice of redemption, (B) the Company irrevocably deposits in trust with the applicable trustee, as trust funds solely for the benefit of the holders of such debt securities, for that purpose, money or U.S. government obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the applicable trustee), without consideration of any reinvestment, to pay principal of and interest on the debt securities of such series to maturity or redemption, as the case may be, and to pay all other sums payable by it under such indenture, and (C) the Company delivers to the applicable trustee an officers' certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the satisfaction and discharge of such indenture with respect to the debt securities of such series have been complied with. With respect to the foregoing clause (i), only the Company's obligations to compensate and indemnify the applicable trustee under the indenture shall survive. With respect to the foregoing clause (ii) only the Company's obligations to execute and deliver debt securities of such series for authentication, to maintain an office or agency in respect of the debt securities of such series, to have moneys held for payment in trust, to register the transfer or exchange of debt securities of such series, to deliver debt securities of such series for replacement or to be canceled, to compensate and indemnify the applicable trustee and to appoint a successor trustee, and its right to recover excess money held by the applicable trustee shall survive until such debt securities are no longer outstanding. Thereafter, only the Company's obligations to compensate and indemnify the applicable trustee and its right to recover excess money held by the applicable trustee shall survive.

        The indenture provides that the Company (i) will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities issued thereunder of any series, and the provisions of such indenture will, except as noted below, no longer be in effect with respect to the debt securities of such series and (ii) may omit to comply with any term, provision, covenant or condition of such indenture, and such omission shall be deemed not to be an event of default under clause (d) of the first paragraph of "—Events of Default" with respect to the outstanding debt securities of such series; provided that the following conditions shall have been satisfied: (A) the Company has irrevocably deposited in trust with the applicable trustee as trust funds solely for the benefit of the holders of the debt securities of such series, for payment of the principal of and interest of the debt securities of such series, which funds shall consist of cash or U.S. Government Obligations or a combination thereof sufficient (, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the applicable trustee, without consideration of any reinvestment , to pay and discharge the principal of and accrued interest on the outstanding debt securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the applicable trustee), as the case may be; (B) such deposit will not result in a breach or violation of, or constitute a default under, such indenture or any other material agreement or instrument to which the Company is a party or by which it is bound; (C) no default with respect to such debt securities of such series shall have occurred and be continuing on the date of such deposit; (D) the Company shall have delivered to such trustee an opinion of counsel that (1) the holders of the debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option under this provision of such indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, and (2) the holders of the debt securities of such series have a valid security interest in the trust funds subject to no prior liens under the Uniform Commercial Code; and (E) the Company has delivered to the applicable trustee an officers' certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the defeasance contemplated have been complied with. In the case of legal defeasance under clause (i) above, the opinion of counsel referred to in clause (D)(l) above may be replaced by a ruling directed to the applicable trustee received from the Internal Revenue Service to the same effect. Subsequent to a legal defeasance under clause (i) above, the Company's obligations to execute and deliver debt securities of such series for authentication, to maintain an office or agency in respect of the debt securities of such series, to have moneys held for payment in trust, to register the transfer or exchange of debt securities of such series, to deliver debt securities of such series for replacement or to be canceled, to compensate and indemnify the applicable trustee and to appoint a successor trustee, and its right to recover excess money held by the applicable trustee shall survive until such debt securities are no longer outstanding. After such debt securities are no longer outstanding, in the case of legal defeasance under clause (i) above, only the Company's obligations to compensate and indemnify the applicable trustee and its right to recover excess money held by the applicable trustee shall survive.

Applicable Law

        The indenture provides that the debt securities and the indenture will be governed by and construed in accordance with the laws of the State of New York.

About the Trustee

        Unless otherwise specified in the applicable prospectus supplement, The Bank of New York Mellon Trust Company, N.A. is the trustee under the indenture.

DESCRIPTION OF CAPITAL STOCK

General

        Under Xilinx's certificate of incorporation, as amended (the "certificate of incorporation"), Xilinx is authorized to issue up to two billion shares of common stock and up to two million shares of preferred stock. As of January 17, 2014, we had outstanding 266,854,824 shares of common stock and no preferred stock.

Common Stock

        The common stock is not redeemable, does not have any conversion rights and is not subject to call. Holders of shares of common stock have no preemptive rights to maintain their percentage of ownership in future offerings or sales of stock of Xilinx. Holders of shares of common stock have one vote per share in all elections of directors and on all other matters submitted to a vote of stockholders of Xilinx. The holders of common stock are entitled to receive dividends, if any, as and when declared from time to time by the board of directors of Xilinx out of funds legally available therefore. Upon liquidation, dissolution or winding up of the affairs of Xilinx, the holders of common stock will be entitled to participate equally and ratably, in proportion to the number of shares held, in the net assets of Xilinx available for distribution to holders of common stock. The shares of common stock currently outstanding are fully paid and nonassessable.

Preferred Stock

        Our board of directors has the authority, without further action by the stockholders to issue from time to time shares of preferred stock in one or more series. Xilinx's board of directors is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any such series of preferred stock.

Delaware Anti-takeover Law and Charter and Bylaw Provisions

        Provisions of Delaware law and our charter documents could make the acquisition of us and the removal of incumbent officers and directors more difficult.

Delaware Takeover Statute

        We are governed by Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that the stockholder became an interested stockholder, unless:

  •
  before that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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  upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers or which can be issued under employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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  on or after that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        In general, Section 203 defines an interested stockholder as any entity or person who, with affiliates and associates owns, or within the three year period immediately prior to the business combination, beneficially owned 15% or more of the outstanding voting stock of the corporation. Section 203 defines business combination to include:

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  any merger or consolidation involving the corporation and the interested stockholder;

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  any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

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  subject to specified exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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  any transaction involving the corporation that increases the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

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  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Undesignated Preferred Stock

        Under our certificate of incorporation, the board of directors has the power to authorize the issuance of up to 2,000,000 shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without further vote or action by the common stockholders. The issuance of preferred stock may:

  •
  delay, defer or prevent a change in control;

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  discourage bids for the common stock at a premium over the market price of our common stock;

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  adversely affect the voting and other rights of the holders of our common stock; and

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  discourage acquisition proposals or tender offers for our shares and, as a consequence, inhibit increases in the market price of our shares that could result from actual or rumored takeover attempts.

Advance Notice Provisions

        Our bylaws establish advance notice procedures for stockholder proposals and nominations of candidates for election as directors other than nominations made by or at the direction of the board of directors or a committee of the board.

Special Meeting Requirements

        Our bylaws provide that special meetings of stockholders may be called at the request of the board of directors, the chairman of the board of directors or the president.

Cumulative Voting

        Neither our certificate of incorporation nor our bylaws provides for cumulative voting in the election of directors. These provisions may deter a hostile takeover or delay a change in control or management of Xilinx.

Limitation on Liability and Indemnification of Officers and Directors

        Section 145 of the Delaware General Corporation Law (the "Delaware Law") authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Ninth Article of Xilinx's Certificate of Incorporation and Article VI of Xilinx's Bylaws provide for indemnification of Xilinx's directors, officers, employees and other agents to the maximum extent permitted by Delaware Law. In addition, Xilinx has entered into Indemnification Agreements with its officers and directors.

No Action by Stockholder Consent

        Xilinx's certificate of incorporation provides that no action shall be taken by the stockholders of Xilinx except at an annual or special meeting of stockholders and no action shall be taken by the stockholders by written consent.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its address is P.O. Box 43078, Providence, RI 02940-3078 and its phone number is (781) 575-2879.

DESCRIPTION OF OTHER SECURITIES

        We will set forth in the applicable prospectus supplement a description of any warrants, depositary shares, purchase contracts, guarantees or units that may be offered pursuant to this prospectus.

 PLAN OF DISTRIBUTION

        The securities being offered by this prospectus may be sold by us or by a selling securityholder:

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  through agents;

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  to or through underwriters;

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  through broker-dealers (acting as agent or principal);

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  directly by us or by selling securityholders to purchasers, through a specific bidding or auction process or otherwise;

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  through a combination of any such methods of sale; or

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  through any other methods described in a prospectus supplement.

        The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on The NASDAQ Global Select Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

        Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

        If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

        If a dealer is used in the sale of the securities, we, a selling securityholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the applicable prospectus supplement the name of the dealer and the terms of the transactions.

        We or a selling securityholder may directly solicit offers to purchase the securities and we or a selling securityholder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the applicable prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

        Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the applicable prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

        Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

        Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

        Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

        If any securities are sold pursuant to this prospectus by selling securityholders, we will, in the applicable prospectus supplement, name the selling securityholders, indicate the nature of any relationship such selling securityholders have had to us or any of our affiliates during the three years preceding such offering, state the amount of securities of the class owned by such selling securityholders prior to the offering and the amount to be offered for the selling securityholders' accounts, and state the amount and (if one percent or more) the percentage of the class to be owned by such selling securityholders after completion of the offering.

        Except as indicated in the applicable prospectus supplement, the securities are not expected to be listed on a securities exchange or market, except for our common stock, which is listed on The NASDAQ Global Select Market, and any underwriters or dealers will not be obligated to make a market in the securities.

SELLING SECURITYHOLDERS

        Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

LEGAL MATTERS

        In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities will be passed upon for us by Gibson, Dunn & Crutcher LLP, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements of Xilinx, Inc. appearing in Xilinx's Annual Report (Form 10-K) for the year ended March 30, 2013 (including schedules appearing therein), and the effectiveness of Xilinx's internal control over financial reporting as of March 30, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any reports, statements or other information on file at the SEC's public reference room located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC filings, including the registration statement of which this prospectus is a part, are also available to the public from commercial document retrieval services. These filings are also available at the Internet website maintained by the SEC at http://www.sec.gov.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS DOCUMENT AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

        We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us and our financial condition.

Xilinx, Inc. SEC Filings (File No. 000-18548)	Period
Annual report on Form 10-K (including the portions of our proxy statement for our 2013 annual meeting of stockholders incorporated by reference therein)	Year ended March 30, 2013, filed on May 23, 2013.
Quarterly reports on Form 10-Q	Three months ended December 28, 2013, September 28, 2013 and June 29, 2013,
Current reports on Form 8-K	Filed on February 11, 2014, December 23, 2013, September 5, 2013, August 19, 2013 and May 21, 2013.

        We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus to the end of the offering of the applicable securities. These documents may include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. However, we are not incorporating by reference any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any future current report on Form 8-K that we may file with the SEC.

        You may obtain copies of any of these filings through Xilinx as described below, through the SEC or through the SEC's Internet website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing, by telephone or via the Internet at:

Xilinx, Inc.
2100 Logic Drive
San Jose, California 95124
(408) 559-7778
www.xilinx.com

        THE INFORMATION CONTAINED IN OR ACCESSIBLE THROUGH OUR WEBSITE DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS.